Exhibit 99.1

Velo3D Announces Preliminary Third Quarter 2026 Revenue of Approximately $19.5 Million to $20.5 Million, Representing Year-over-Year Growth of Approximately 43% to 51%

Company plans to report final financial results for Q3 2026 the week of November 9, 2026

FREMONT, Calif., Oct. 15, 2026 /PRNewswire/-- Velo3D, Inc. (Nasdaq: VELO), a leading metal additive manufacturing technology company, today announced its preliminary unaudited revenue results for the third quarter ended September 30, 2026.

The Company expects revenue for the third quarter of 2026 to be in the range of approximately $19.5 million to $20.5 million, representing year-over-year growth of approximately 43% to 51% compared with revenue of $13.6 million for the third quarter of 2025. These preliminary estimates are based on information available to management as of the date of this press release and have been prepared in good faith on a basis consistent with prior periods. These preliminary results are unaudited, are subject to the completion of the Company’s customary quarter-end financial closing procedures, final adjustments and other developments that may arise before the Company’s financial statements for the quarter are finalized. The Company's independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary revenue information and expresses no opinion or any other form of assurance with respect to it.

The Company’s actual results could differ materially from these preliminary estimates. This preliminary information is not necessarily indicative of the results to be expected for any future period and should not be viewed as a substitute for full financial statements prepared in accordance with Generally Accepted Accounting Principles in the United States (U.S. GAAP).

Velo3D expects to report its final financial results for the third quarter of 2026 during the week of November 9, 2026.

About Velo3D:

Velo3D is a metal 3D printing technology company that enables customers to build mission-critical metal parts. The fully integrated solution includes the Flow™ print preparation software, the Sapphire® family of printers and the Assure™ quality control system — all powered by Velo3D's Intelligent Fusion® manufacturing process. Learn more at velo3d.com.

Velo, Velo3D, Sapphire and Intelligent Fusion are registered trademarks of Velo3D, Inc. Flow and Assure are trademarks of Velo3D, Inc.

Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. The Company's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect", "estimate", "project", "budget", "forecast", "anticipate", "intend", "plan", "may", "will", "could", "should", "believes", "predicts", "potential", "continue", and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's preliminary estimates of revenue for the third quarter of 2026 and the expected timing of the release of its final financial results for that quarter. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "FY 2025 10-K") and its Quarterly Reports on Form 10-Q ("Quarterly Reports") and the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the completion of the Company's quarter-end financial closing procedures, final adjustments and the identification of adjustments arising from those procedures, the discovery of new or additional information affecting accounting estimates or revenue recognition, management’s judgments underlying the preliminary estimates, subsequent events, and the preparation and review of the Company’s financial statements for the quarter; (2) the inability of the Company to execute its business plan, which may be affected by, among other things, competition, the Company's cash/liquidity position, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (3) the Company's ability to continue as a going concern; (4) the Company's ability to service and comply with its indebtedness; (5) the Company's ability to raise additional capital in the near-term; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the risk that future sales of common stock, including sales under the Company's at-the-market offering program, will dilute existing stockholders and may adversely affect the market price of the Company's common stock; (8) changes in the applicable laws and regulations; (9) risks related to the Company's exposure to government and defense contracts, including potential delays or reductions in government funding, government shutdowns, changes in defense procurement priorities or spending levels, and the timing and uncertainty of government contract awards and modifications; (10) the risk that the Company's backlog may not convert into revenue on the timelines the Company expects, or at all; (11) the risk that the Company may not achieve its financial guidance for fiscal year 2026 and that actual results may differ materially from, or that the Company may revise, such guidance; and (12) other risks and uncertainties described in the FY 2025 10-K and the Quarterly Reports, including those under "Risk Factors" therein, and in the Company's other filings with the SEC, which are available on

sec.gov. The Company cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date of this press release. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable law.

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Investor Relations:

Velo3D

Hayden IR

James Carbonara, Managing Director

investors@velo3d.com